Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 08/12/2022 11:16 AM
Original ID: 2022-001075483
Amendment ID: 2022-003775250

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Elements Ventures Group Inc.

2. Article number(s) V is amended as follows:
***See checklist below for article number information.**

See attached Schedule "A".

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 05/25/2022
(Date - mm/dd/yyyy)

RECEIVED
AUG - 8 2022
WYOMING
SECRETARY OF STATE

5. Approval of the amendment: *(Please check __only one__ appropriate field to indicate the party approving the amendment.)*

☐ **__Shares were *not* issued__** and the board of directors or incorporators have adopted the amendment.

__OR__

☐ **__Shares were issued__** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

__OR__

☑ **__Shares were issued__** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** 05/22/2022

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Dmitry Kinslikh | Contact Person: Dmitry Kinslikh

Title: President | Daytime Phone Number: (604) 330-0987

Email: elementsvg@protonmail.com

(An email address is required. *Email(s) provided will receive important reminders, notices and filing evidence.)*

__Checklist__

☐ ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.

☐ **Processing time is up to 15 business days** following the date of receipt in our office.

☐ *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***

☐ Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**

☐ Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

SCHEDULE "A"

TERMS, PREFERENCES AND RIGHTS of SERIES A PREFERRED STOCK

Pursuant to Section 17-16-602 of the Wyoming Business Corporation Act

The undersigned does hereby certify that the following resolution was duly adopted by the Board of Directors (the "Board") of Elements Ventures Group Inc., a Wyoming corporation (hereinafter called the "Corporation"), with the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, having been fixed by the Board pursuant to authority granted to it under Article V of the Corporation's Articles of Incorporation and in accordance with the provisions of Section 17-16-602 of the Wyoming Business Corporation Act:

RESOLVED: That, pursuant to authority conferred upon the Board by the Corporation's Articles of Incorporation, the Board hereby authorizes 5,000,000 shares of the preferred stock of the Corporation as Series A Preferred Stock, par value $0.0001 per share, of the Corporation and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Articles of Incorporation of the Corporation, as follows:

I. DESIGNATION AND AMOUNT

The shares of such Series shall be designated "Series A Preferred Stock," and the number of shares constituting such Series shall be 5,000,000 (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board and approval by the holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a separate voting group; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares of such Series then outstanding.

II. DIVIDENDS

The Series A Preferred Stock shall have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

III. CONVERSION

The Series A Preferred Stock shall be convertible into Common Stock at any time at a rate of ten thousand (10,000) shares of Common Stock for every one (1) share of Series A Preferred Stock.

IV. LIQUIDATION PREFERENCE

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or the Corporation's sale, lease, exchange or other disposition of assets the Series A Preferred Stock shall

participate pro rata with the Common Stock as one class as to any distributions distributed to the shareholders of the Corporation.

V. VOTING RIGHTS

(a) Voting with Common Stock. Each share of the Series A Preferred Stock shall vote together with the holders of the Common Stock and have ten thousand (10,000) votes on all matters on which shareholders of the Corporation shall be entitled vote and be entitled to a vote on all matters submitted to the shareholders. For example, if a matter is presented to the shareholders for a vote and there are 10,000 Series A Preferred shares outstanding and entitled to vote on the matter, then the Holder of the Series A Preferred Stock would be granted 100,000,000 votes.

(b) Class Voting Rights. So long as the Series A Preferred Stock is outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 67% of all outstanding Series A Preferred Stock voting separately as a class, (i) Amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation or the By-laws of the Corporation, as amended, as to adversely affect the relative rights, preferences, qualifications, limitations, or restrictions of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock.

A class vote on the part of the Series A Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Corporation's Board of Directors) in connection with; (a) the authorization, issuance or increase in the authorized amount of any shares of any other class or series of stock which ranks junior to, or on a parity with, the Series A Preferred Stock in respect to the payment of dividends and distributions upon liquidation, dissolution or winding up of the Corporation; or (b) the authorization, issuance or increase in the amount of any bonds, mortgages, debentures or other obligation of the Corporation.

VI. MISCELLANEOUS

(a) Lost or Stolen Certificates Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (iii) in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date.

(b) Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holder of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Holder.

(c) Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally at the Holder's address appearing on the books of the Company, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury under the laws of the State of Wyoming that he has read the foregoing Terms, Preferences and Rights of Series A Preferred Stock and knows the contents thereof, and that he is duly authorized to execute the same on behalf of the Corporation, this 25th day of May, 2022.

ELEMENTS VENTURES GROUP INC.

By: [signature]

Name: Dmitry Kinslikh
Title: President and Chief Executive Officer